Exhibit 99.2

STATE OF NEVADA

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

LEPOTA INC

LEPOTA, INC. (the “Corporation”) a corporation organized and existing under and by virtue of the Laws of the State of Nevada, DOES HEREBY CERTIFY:

FIRST: Pursuant to Unanimous Written Consent of the Board of Directors of the Corporation on September 7, 2020, the following amendment to the Articles of Incorporation of the Corporation was approved:

Article “One” of the Certificate of Incorporation is amended to read in its entirety as follows:

“Name of the entity as on file with the Nevada Secretary of State: Mu Yan Technology Group Co., Limited

SECOND: That the foregoing amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock of the Corporation entitled to vote by written consent in lieu of meeting in accordance with NRS 78.320 on September 7, 2020. The total number of shares of the Corporation’s Common Stock issued outstanding and entitled to vote upon the amendment was 307,430,000 with 304,498,750 shares consenting to the Amendment or approximately 99% of the shares issued, outstanding, and entitled to vote.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of NRS 78.390.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed this 7th day of September 2020.

By:	/s/ ZHAO Lixin
ZHAO Lixin
Sole Director and President